UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): June 6, 2016
PLEXUS CORP.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                 001-14423                39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, WI               54957
(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On June 6, 2016, Plexus Corp. (the “Company”) announced that its Board of Directors approved a new share repurchase program that authorizes the Company to repurchase up to $150.0 million of its common stock beginning in fiscal 2017. The Company does not have a specific schedule or commitment for the repurchase of the shares and may repurchase shares, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements, financing and other considerations.

In addition, the Company also announced the confirmation of its fiscal third quarter 2016 revenue and earnings per share guidance, which was originally issued on April 20, 2016.

As previously announced, Plexus is hosting an Investor and Analyst Day on June 8, 2016 from 1:00 pm to 4:00 pm EDT. A simultaneous webcast of the event, that includes the presentation content, will be available on Plexus’ website, www.plexus.com, in the investor relations section. Following the webcast, a replay of the event will be available on the website through Friday, June 10, 2016.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statement and Exhibits.

(d) Exhibits.

99.1     Plexus Corp. Press Release, dated June 6, 2016.

* * * * *
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 6, 2016                    PLEXUS CORP.
(Registrant)

By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary